Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-195914) on Amendment No. 3 to Form S-1 of U-Vend, Inc. (Formerly Internet Media Services, Inc.) of our report dated March 21, 2014, relating to our audits of the consolidated financial statements of U-Vend Canada, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts".

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York
November 19, 2014